UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 23, 2009

VALLEY COMMERCE BANCORP
(Exact name of registrant as specified in its charter)

California	333-118883	46-1981399
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 South Court Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 622-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or certain officer; Election of Directors; Appointment of certain officers; Compensatory Arrangements of certain officers

On January 23, 2009, Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp (collectively the “Company”) and Donald A. Gilles, the Company’s President (“Executive”), executed an amendment to the Executive Supplemental Compensation Agreement (“Agreement”) in existence between the two parties.  The amendment redefined the term “Applicable Percentage” such that the Applicable Percentage shall be 100% upon the occurrence of a Change in Control.  Prior to this amendment, a Change in Control did not cause the Applicable Percentage to be 100% unless the Executive was also terminated or retained at a lesser position.  The amendment will remain in effect during the period in which the Company is participating in the United States Treasury Department’s TARP Capital Purchase Program and is intended to preserve certain of the benefits to the Executive under the original Agreement.

A copy of the amendment to Mr. Estridge’s Executive Supplemental Compensation Agreement is attached hereto as Exhibit 10.1.

Exhibit No. 10.1

Amendment to the Valley Business Bank Executive Supplemental Compensation Agreement, dated January 23, 2009, among Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp and Roy O. Estridge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2009	Valley Commerce Bancorp

	By:	/s/ Roy O. Estridge
Roy O. Estridge
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1
Amendment to the Valley Business Bank Executive Supplemental Compensation Agreement, dated January 23, 2009, among Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp and Roy O. Estridge.